Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 1 to the Amended and Restated License Agreement (this “Amendment No. 1”), is entered into by and between Immersion Software Ireland Limited (“Immersion Ireland”), an Irish company and a wholly owned subsidiary of Immersion Corporation, Immersion Corporation, a Delaware corporation (“Immersion Corporation,” and collectively with Immersion Ireland, “Immersion”), and Samsung Electronics Co., Ltd., a South Korean corporation with principal offices located at 416 Maetan-3dong, Yeongtong-gu, Suwon-si, Gyeonggi-do, 443-742 Korea for itself and on behalf of its Affiliates (collectively “Samsung”), effective on August 1st, 2013 (the “First Amendment Date”). This Amendment No. 1 amends that certain Amended and Restated License Agreement, effective as of January 1, 2013, by and between Immersion and Samsung (the “Agreement”). Capitalized terms used, but not defined, in this Amendment No. 1, shall have the same meaning ascribed to them in the Agreement.

WHEREAS, the parties wish to amend the Agreement on the terms and conditions set forth in this Amendment No. 1.

NOW, THEREFORE, in accordance with Section 14.9 of the Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

1. Addition of TouchSense 3000EES to the Agreement.

a. Amendment to Exhibit A. The parties hereby amend the Agreement by replacing the table in Exhibit A of the Agreement with the table attached hereto as Exhibit A, such that Immersion’s TouchSense 3000EES software product shall be included within the definition of “Licensed Software” under the Agreement.

b. Addition of Definition of TS3000EES. The parties hereby amend the Agreement by adding a new Section 1.69 to the Agreement adding the definition of TS3000EES as follows:

“1.69 ‘TS3000EES’ shall have the meaning set forth in Exhibit A.”

c. Addition of TS3000EES to Definition of Immersion TouchSense Player Software. The parties hereby amend the Agreement by replacing the definition of Immersion TouchSense Player Software with the following:

“1.32 ‘Immersion TouchSense Player Software’ shall mean, collectively, the following: (a) TS3000; (b) TS3000EES; (c) TS4000; (d) TS5000; and (e) all Upgrades, Updates, error corrections or replacement versions of any of the foregoing.”

2. Addition of Computerized Wristwatch to Definition of Mobile Device. The parties hereby amend the Agreement by replacing the definition of “Mobile Device” set forth in Section 1.45 of the Agreement with the following:

“1.45 ‘Mobile Device’ means any electronic mobile device having telecommunication or computing functionality including without limitation a mobile phone, laptop, notebook, netbook, MP3, camera, tablet computer (including a convertible notebook), or computerized wristwatch.”

This Amendment No. 1 supersedes all prior discussions and understandings between the parties with respect to the matters set forth herein. Except as expressly modified and amended in this Amendment No. 1, all other provisions of the Agreement shall remain in full force and effect and unchanged and are ratified hereby. In the event of any inconsistency or conflict between the Agreement and this Amendment No. 1, the terms, conditions and provisions of this Amendment No. 1 shall govern and control. This Amendment No. 1 may be executed (including, without limitation, by facsimile signature or PDF) in counterparts; with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Amendment No. 1 effective as of the First Amendment Date.

Immersion Software Ireland Limited		Immersion Corporation

By:	/s/ Liam Grainger	By:	/s/ Victor Viegas
Name: LIAM GRAINGER		Name: VICTOR VIEGAS
Title: DIRECTOR		Title: CEO
Date signed: 09-06-2013		Date signed: 9-6-13

Samsung Electronics Co., Ltd.

By:	/s/ Hyun Seok Shin
Name: HYUN SEOK SHIN
Title: VICE PRESIDENT
Date signed: 09-09-2013

EXHIBIT A

IMMERSION TOUCHSENSE SOLUTIONS

Name	Description
TouchSense 3000 (“TS3000”)	Immersion’s TouchSense Player 3000 (and any related haptic effect libraries), executable only in object code format, providing single-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 3000EES (“TS3000EES”)	Immersion’s TouchSense Player 3000EES (and any related haptic effect libraries), executable only in object code format, providing enhanced single-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 4000 (“TS4000”)	Immersion’s TouchSense Player 4000 (and any related haptic effect libraries), executable only in object code format, providing multiple-actuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

TouchSense 5000 (“TS5000”)	Immersion’s TouchSense Player 5000 (and any related haptic effect libraries), executable only in object code format, providing Piezoactuator support, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement.

Integrator (formerly MOTIV) (“Integrator”)

The modules of Immersion Corporation’s Integrator that are commercially-available as of the Effective Date – which includes, and is limited to, the following modules:

•    User Interface Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into applications of the Android operating system that are developed using standard Android operating system “widgets.”

•    Theme Manager Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides default haptic themes that can be applied to the Android operating system.

•    Reverb Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module translates audio data into haptic effects.

•    Ringtones Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module couples pre-designed haptic effects with ringtones.

•    WebKit Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into standard elements of webpages when viewed with the browser software known as “WebKit”.

HD Integrator (“HD Integrator”)

The modules of Immersion Corporation’s HD Integrator that are commercially-available as of the Effective Date – which includes, and is limited to, the following modules:

•   User Interface Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into applications of the Android operating system that are developed using standard Android operating system “widgets.”

•   Theme Manager Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides default haptic themes that can be applied to the Android operating system.

•   Reverb Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module translates audio data into haptic effects.

•   Ringtones Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module couples pre-designed haptic effects with ringtones.

•   WebKit Module, solely in the form delivered by Immersion Ireland to Samsung pursuant to this Agreement. Generally, this module provides a mechanism to integrate haptics into standard elements of webpages when viewed with the browser software known as “WebKit”.